Exhibit 10.6

Notice of Stock Options

Optionee:	Option Number:

Address:	Plan: 2019 Omnibus Incentive Plan

Notice is hereby given of the following Option Award grant (the “Option”) to purchase shares of the Common Stock of The Pennant Group, Inc. (the “Corporation”):

Grant Date:	Number of Option Shares: *** ***

Type of Options: Non-Incentive	Exercise Price Per Share:

V E S T I N G

Vesting Schedule: [Vesting to be inserted at the time of grant.]

Expiration Date: Ten years from the Grant or upon earlier termination of the Option

Except as otherwise provided in the Option Agreement, the Option may be exercised for vested Shares by Optionee in accordance with the following schedule:

On or after each of the following dates	Number of Stock Options vested

By accepting this Option Award, Optionee acknowledges and agrees that the option rights herein are granted only subject to and in accordance with the terms of (i) the enclosed NON-INCENTIVE STOCK OPTION AWARD TERMS AND CONDITIONS (together with this Notice of Grant of Stock Options, the “Option Agreement”), and (ii) THE PENNANT GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN (the “Plan”), both of which are incorporated herein by this reference. Option Shares purchased pursuant to this Option Award can only be acquired subject to the terms set forth in the Plan and the Option Agreement, whether said options are purchased electronically or in person. All capitalized terms in this Notice of Grant of Stock Options shall have the meaning assigned to them in the Option Agreement or the Plan.

EXECUTED AND DELIVERED as of the Grant Date set forth above.

THE PENNANT GROUP, INC. a Delaware corporation

By:

Name:

Title:

THE PENNANT GROUP, INC.

NON-INCENTIVE STOCK OPTION AWARD

TERMS AND CONDITIONS

These NON-INCENTIVE STOCK OPTION AWARD TERMS AND CONDITIONS are an integral part of the foregoing Notice of Grant of Stock Options (the “Notice,” and together with these Terms and Conditions, the “Option Agreement”) made by The Pennant Group, Inc., a Delaware corporation (the “Company”) to the individual “Optionee” named therein. All capitalized terms used herein but not defined in the Option Agreement shall have the meanings given to them in The Pennant Group, Inc. 2019 Omnibus Incentive Plan (the “Plan”), the terms and conditions of which are incorporated herein by this reference.

1. Grant of Option. The Company hereby grants Optionee, on the date such grant was approved by the Committee (the “Grant Date”), the option (the “Option”) to purchase all or any part of the number of Option Shares set forth in the Notice (the “Shares”) of Common Stock of the Company at the exercise price per share set forth in the Notice, according to the terms and conditions set forth in this Option Agreement and in the Plan. The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. A copy of the Plan will be furnished upon request of Optionee.

The Option shall terminate at the close of business on the Expiration Date set forth in the Notice (the “Expiration Date”) unless sooner terminated or cancelled in accordance with this Option Agreement or the Plan.

2. Vesting of Option Rights.

(a) Except as otherwise provided in this Option Agreement, the Option may be exercised for vested Shares by Optionee in accordance with the schedule set forth in the Notice.

(b) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution; provided however, that Optionee may transfer the Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer.

3. Exercise of Option after Death or Termination of Service. The Option shall terminate and may no longer be exercised if Optionee ceases to provide Service to the Company or its affiliates, except that:

(a) If Optionee’s Service shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), Optionee may at any time within a period of 3 months after such termination exercise the Option to the extent the Option was vested and exercisable by Optionee on the date of the termination of Optionee’s Service.

(b) If Optionee’s Service is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c) If Optionee shall die while the Option is still exercisable according to its terms or if Optionee’s Service is terminated because Optionee has become disabled (within the meaning of Section 22(e)(3) of the Code) while providing Service to the Company and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Optionee’s death or date of termination of Service for disability by Optionee, personal representatives or administrators or guardians of Optionee as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Optionee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of Service or (ii) the date of termination for such disability, as applicable.

(d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Expiration Date.

(e) “Cause” shall mean, with respect to a Optionee, the occurrence of any of the following: (i) Optionee’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Optionee’s continuing intentional or habitual failure to perform stated duties, (iii) Optionee’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Optionee’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Optionee that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Optionees who are Directors or officers or persons subject to Section 16 of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Optionee’s Service shall be deemed to have terminated for Cause if, after the Optionee’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Optionee. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss Optionee or other person providing Service to the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of this Option Agreement, to constitute grounds for termination for Cause.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office or the Company’s designated agent for such purposes, within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made (i) in cash (including bank check, valid personal check or money order payable to the Company), or (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Optionee having a Fair Market Value (as defined in the Plan) equal to the full exercise price of the Shares being acquired. Only that portion of the Option covering vested Option Shares is exercisable at any time. Subject to Section 402 of the Sarbanes- Oxley Act of 2002, to the extent this Option is exercised for vested Shares, the Option may be exercised in whole or in part from time to time through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (1) to Optionee’s brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise, and (2) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

5. Miscellaneous.

(a) Plan Provisions Control. The Option award memorialized in this Option Agreement is made solely upon the terms and conditions set forth herein and in the Plan and any related documents. The Option Agreement and the Plan together constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Option Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b) No Rights of Stockholders. Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee’s legal representative or permissible assignee, as applicable.

(c) No Right to Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Optionee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Option Agreement. Nothing in the Option Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Option granted hereunder shall not form any part of the wages or salary of Optionee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Option Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Optionee shall be deemed to have accepted all the conditions of the Plan and the Option Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d) Governing Law. The validity, construction and effect of the Plan and the Option Agreement, and any rules and regulations relating to the Plan and the Option Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e) Severability. If any provision of the Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Option Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Option Agreement, such provision shall be stricken as to such jurisdiction or the Option Agreement, and the remainder of the Option Agreement shall remain in full force and effect.

(f) No Trust or Fund Created. Neither the Plan nor the Option Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Optionee or any other person.

(g) Headings. Headings are given to the Sections and subsections of the Option Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Option Agreement or any provision thereof.

(h) Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

(j) Consultation With Professional Tax and Investment Advisors. The holder of this Option Agreement acknowledges that the grant, exercise, vesting or any payment with respect to this Option Agreement, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws. The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the holder understands and agrees that any and all tax consequences resulting from the Option Agreement and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

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